Exhibit 10.28
HealthEquity, Inc.
Non-Employee Director Compensation Policy

1OVERVIEW
HealthEquity, Inc. (the “Company”) believes that, in addition to cash compensation, the granting of equity-based compensation representing the right to acquire the Company’s common stock (the “Shares”) to members (“Directors”) of its board of directors (the “Board”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Non-Employee Directors”) and to align the interests of its Non-Employee Directors with those of its stockholders. This Amended and Restated Non-Employee Director Compensation Policy (this “Policy”) is intended to establish the Company’s policy regarding cash compensation and equity grants to its Non-Employee Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such term in the Company’s 2014 Equity Incentive Plan, as amended and restated from time to time (the “Plan”). Non-Employee Directors shall be solely responsible for any tax obligations they incur as a result of any compensation received under this Policy.
2CASH COMPENSATION
2.1Annual Retainer Fee
The Company will pay each Non-Employee Director an annual fee of $60,000 for serving on the Board (the “Annual Fee”). Each Annual Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a Non-Employee Director following the start of the applicable Company fiscal quarter.
2.2Annual Audit and Risk Committee Retainer Fee
The Company will pay each Non-Employee Director who serves as a member of the Audit and Risk Committee an additional annual fee of $15,000 for serving as a member of such committee (the “Annual Audit and Risk Committee Fee”); provided, that, the Annual Audit and Risk Committee Fee for the Non-Employee Director who serves as chairperson of the Audit and Risk Committee shall instead be $40,000. The Annual Audit and Risk Committee Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a member of the Audit and Risk Committee, following the start of the applicable Company fiscal quarter.
2.3Annual Talent, Compensation and Culture Committee Retainer Fee
The Company will pay each Non-Employee Director who serves as a member of the Talent, Compensation and Culture Committee an additional annual fee of $10,000 for serving as a member of such committee (the “Annual TCCC Fee”); provided, that, the Annual TCCC Fee for
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Non-Employee Director Compensation Policy

the Non-Employee Director who serves as chairperson of the Talent, Compensation and Culture Committee shall instead be $20,000. The Annual TCCC Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a member of the Talent, Compensation and Culture Committee, following the start of the applicable Company fiscal quarter.
2.4Annual Nominating, Governance and Corporate Sustainability Committee Retainer Fee
The Company will pay each Non-Employee Director who serves as a member of the Nominating, Governance and Corporate Sustainability Committee an additional annual fee of $5,000 for serving as a member of such committee (the “Annual NGCS Committee Fee”); provided, that, the Annual NGCS Committee Fee for the Non-Employee Director who serves as chairperson of the Nominating, Governance and Corporate Sustainability Committee shall instead be $15,000. The Annual NGCS Committee Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a member of the Nominating, Governance and Corporate Sustainability Committee, following the start of the applicable Company fiscal quarter.
2.5Cybersecurity and Technology Committee Fee
The Company will pay each Non-Employee Director who serves as a member of the Cybersecurity and Technology Committee an additional annual fee of $10,000 for serving as a member of such committee (the “Annual Cyber Committee Fee”); provided, that, the Annual Cyber Committee Fee for the Non-Employee Director who serves as chairperson of the Cybersecurity and Technology Committee shall instead be $20,000. The Annual Cyber Committee Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a member of the Cybersecurity and Technology Committee, following the start of the applicable Company fiscal quarter.
2.6Annual Chairman Retainer Fee
The Company will pay each Non-Employee Director who serves as Chairman of the Board an additional annual fee of $100,000 for serving as the Chairman of the Board (the “Annual Board Chairman Fee”). The Annual Board Chairman Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each such Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter. For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as the Chairman of the Board, following the start of the applicable Company fiscal quarter.
2.7Form of Payment
Unless otherwise elected by a Non-Employee Director as herein provided, all retainer fees payable pursuant to this Section 2 shall be paid by the Company in cash. A Non-Employee
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Non-Employee Director Compensation Policy

Director may elect to have all (but not less than all) of his or her Annual Fee, Annual Audit and Risk Committee Fee, Annual TCCC Fee, Annual NGCS Committee Fee, Annual Cyber Committee Fee, and/or Annual Board Chairman Fee, as applicable, in respect of each fiscal year be paid in Restricted Stock Unit Awards under the Plan (rounded to the nearest whole share of Common Stock using standard rounding principles) to be granted on the first day of the fiscal year with an aggregate grant date fair value equal to the amount of the cash retainer fee(s) elected to be received in Restricted Stock Unit Awards, and which shall vest in equal installments at the beginning of each quarter to which the cash retainer fee relates. For these purposes, the grant date fair value of each Restricted Stock Unit Award shall be equal to the Fair Market Value of a Share on the date of grant. To make such election, a Non-Employee Director shall be required to complete a written election form (“Form of Payment Election Form”) in such form as the Company may prescribe from time to time, and file such completed Form of Payment Election Form with the Company prior to the first day of the calendar year during which the fiscal year to which such cash retainer fee(s) apply commences. Once a Form of Payment Election Form is filed with the Company, it shall be irrevocable with respect to the cash retainer fee(s) for the immediately following fiscal year.
2.8Election Not Available for First Year of Service
Notwithstanding the foregoing, for the fiscal year in which a Non-Employee Director commences service with the Company, such Non-Employee Director may not elect to receive any of his or her Annual Fee, Annual Audit and Risk Committee Fee, Annual TCCC Fee, Annual NGCS Committee Fee, Annual Cyber Committee Fee, or Annual Board Chairman Fee, as applicable, to be paid in the form of Restricted Stock Units Awards under the Plan.
2.9Travel Expenses
Each Non-Employee Director’s reasonable, customary and documented travel expenses to Board and committee meetings will be reimbursed by the Company.
2.10Revisions
The Board, in its discretion, may change and otherwise revise the terms of the cash compensation granted under this Policy (including, without limitation, the amount of cash compensation to be paid) on or after the date the Board determines to make any such change or revision.
2.11Section 409A
Payments under this Policy are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) (“Section 409A”) and this Policy shall be administered, interpreted and construed accordingly.
3EQUITY COMPENSATION
Non-Employee Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Non-Employee Directors pursuant to Sections 3.2 of this Policy will be automatic
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Non-Employee Director Compensation Policy

and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
3.1No Discretion
No person will have any discretion to select which Non-Employee Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections 3.6 and 3.7 below and Section 10 of the Plan).
3.2Annual Award
Each Non-Employee Director will be automatically granted an Award of Restricted Stock Unit Awards with a grant date fair value equal to $240,000 (an “Annual Award”) on the earlier of either the date of the Company’s next annual meeting of stockholders or the one-year anniversary of the date of the grant; provided, however, that for any individual that first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, the Annual Award in respect of the fiscal year in which such individual first becomes a Non-Employee Director shall be pro-rated based on the number of days remaining in such fiscal year (the “Pro-Rata Annual Award”).
3.3Fair Value
The grant date fair value of each Restricted Stock Unit Award shall be equal to the Fair Market Value of a Share on the date of grant, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision, as applicable.
3.4Vesting Terms
The terms of each equity Award granted pursuant to this Policy will be as follows:

(i)The Restricted Stock Unit Awards subject to the Annual Award will vest over a one (1) year period on the date of the annual meeting of the stockholders of the Company held during the fiscal year after such Annual Award is granted, provided that the Director continues to serve as a Director through such date. With respect to any Pro-Rata Annual Award, the Restricted Stock Unit Awards subject to the Pro-Rata Annual Award will vest on the date of such Annual Meeting, provided that the Director continues to serve as a Director through such dates.

(ii)    Notwithstanding anything to the contrary in this Policy, the Awards granted under this Policy shall be subject to the terms and conditions of the Plan and an applicable Award Agreement.
3.5Deferral of Restricted Stock Units
The Board will provide Non-Employee Directors with the opportunity to defer the delivery of the proceeds of any vested Restricted Stock Units issuable under this Policy. Any such deferral election shall be subject to such rules, conditions and procedures as shall be determined by the
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Non-Employee Director Compensation Policy

Board, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A, unless otherwise specifically determined by the Board.
3.6Revisions
The Board in its discretion may change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the types of Awards, the number of Shares, and the exercise prices (if any) and vesting schedules for Awards granted on or after the date the Board determines to make any such change or revision.
3.7Adjustments
The number of Shares issuable pursuant to Annual Awards to be granted under this Policy shall be adjusted in accordance with Section 9 of the Plan.
4POLICY REVIEW
The policy owner will review this Policy annually.

© 2025 HealthEquity, Inc.